Filed Pursuant to Rule 424(b)(3)
Registration No. 333-262438

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 9, 2022)

159,207,329 Shares of Common Stock
5,500,000 Warrants to Purchase Shares of Common Stock

This prospectus supplement (this “Prospectus Supplement”) supplements the prospectus dated February 9, 2022 (as supplemented to date, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333- 262438) filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2022 and declared effective by the Commission on February 9, 2022, as amended by Post-Effective Amendment No. 1 to Form S-1 filed with the Commission on March 28, 2022 and declared effective by the Commission on April 1, 2022.

The Prospectus and this Prospectus Supplement relate to the offer by us of, and the resale by Selling Securityholders of: (i) 5,500,000 shares of Common Stock issuable upon the exercise of an aggregate of 5,500,000 warrants held by GM Sponsor II, LLC and HRM Holdings II, LLC, each of which is exercisable at a price of $11.50 per share (the “Private Placement Warrants”), (ii) 9,000,000 shares of Common Stock issuable upon the exercise of an aggregate of 9,000,000 warrants, each of which is exercisable at a price of $11.50 per share (the “Public Warrants”), (iii) 2,475,000 shares of Common Stock issuable upon the exercise of an aggregate of 2,475,000 warrants issued in connection with the funding of certain delayed draw subordinated secured notes, each of which is exercisable at a price of $12.50 per share (the “Delayed Draw Warrants”), (iv) 425,706 shares of Common Stock issuable upon exercise of warrants assumed by us in connection with the business combination transaction (the “Business Combination”) among us, Sunshine Merger Sub I Inc., Sunshine Merger Sub II, LLC and Sonder Operating Inc. (formerly known as Sonder Holdings Inc., “Legacy Sonder”) (the “Assumed Warrants” and together with the Private Placement Warrants, Public Warrants, Delayed Draw Warrants, the “Warrants”), and (v) 20,336 shares of Common Stock issuable upon the exercise of certain outstanding options to purchase Common Stock held by individuals who terminated their employment with Legacy Sonder prior to the Business Combination (the “Former Employee Options”).

The Prospectus and this Prospectus Supplement also relate to the resale from time to time by Selling Securityholders of: (i) 32,216,785 shares of Common Stock purchased at the Business Combination Closing Date by a number of subscribers pursuant to separate subscription agreements (the “PIPE Shares”), (ii) 9,972,715 shares of Common Stock held by GM Sponsor II, LLC, HRM Holdings II, LLC and certain former independent directors, (iii) an aggregate of 68,107,380 shares of Common Stock beneficially owned by certain former stockholders of Legacy Sonder; (iv) up to 7,272,691 shares which are issuable to certain former stockholders of Legacy Sonder upon the achievement of certain trading price targets for our Common Stock (the “Earn Out Shares”); (v) an aggregate of 22,387,448 shares of Common Stock issuable upon exchange of Canada Exchangeable Shares to certain former stockholders of Legacy Sonder; (vi) an aggregate of 1,829,268 shares of Common Stock transferred by Francis Davidson pursuant to a stock transfer agreement dated April 2021; and (vii) 5,500,000 Private Placement Warrants.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the exercise of the Warrants and Former Employee Options if the Warrants and Former Employee Options are exercised for cash. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in the Prospectus.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement. This Prospectus Supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Current Report on Form 8-K

On January 24, 2023, we filed a Current Report on Form 8-K with the Commission. The portion of the text of such Form 8-K that is treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is attached hereto.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. In reviewing the Prospectus and this Prospectus Supplement, you should carefully consider the matters described under the heading “Risk Factors” beginning on page 18 of the Prospectus.

You should rely only on the information contained in the Prospectus, this Prospectus Supplement or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 24, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2023

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencements communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Inducement Equity Incentive Plan

Effective January 23, 2023, the Board of Directors (the “Board”) of Sonder Holdings Inc. (the “Company”) adopted the Sonder Holdings Inc. 2023 Inducement Equity Incentive Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved five million (5,000,000) shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to the applicable Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, and performance awards, and its terms are substantially similar to the Sonder Holdings Inc. 2021 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception or to comply with the Nasdaq acquisition and merger exception.

In accordance with the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or, to the extent permitted by the Nasdaq Listing Rules, in connection with a merger or acquisition.

A copy of the Inducement Plan and related form agreements under the Inducement Plan are attached as Exhibits 10.1, 10.2, and 10.3 hereto and incorporated by reference herein. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Appointment of Interim Principal Financial Officer

Effective January 23, 2023, the Board appointed Chris Berry, the Company’s Senior Vice President and Chief Accounting Officer, to the additional role of Interim Principal Financial Officer of the Company, in connection with the previously disclosed resignation of the Company’s President and Chief Financial Officer. Mr. Berry, 48, has served as the Company’s Chief Accounting Officer since August 1, 2022, and will serve as Interim Principal Financial Officer until such time as a permanent Chief Financial Officer is appointed, or until his earlier resignation or removal. Before joining the Company, Mr. Berry served as Vice President, Corporate Controller, and Chief Accounting Officer of Alaska Air Group, Inc., from February 2017 to April 2022. Mr. Berry joined Alaska Air Group, Inc. in 2005 and served in various roles of increasing responsibility in SEC reporting, accounting operations, and investor relations, including Managing Director of Accounting, Corporate Controller and Principal Accounting Officer from February 2014 to February 2017, Managing Director, Investor Relations from October 2010 to February 2014, and Director, Financial Reporting and Accounting from March 2005 to October 2010. Mr. Berry holds a Bachelor of Business Administration from the University of Louisiana Monroe and holds a CPA license in Washington State.

There are no arrangements or understandings between Mr. Berry and any other persons pursuant to which Mr. Berry was selected to become Interim Principal Financial Officer, nor are there any family relationships between Mr. Berry and any of the Company’s directors or other executive officers subject to disclosure under Item 401(d) of Regulation S-K. There were no changes in Mr. Berry’s compensation in connection with his appointment as Interim Principal Financial Officer. Neither Mr. Berry nor any related person of Mr. Berry has a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Sonder Holdings Inc. 2023 Inducement Equity Incentive Plan
10.2	Form of Option Award Agreement under 2023 Inducement Equity Incentive Plan
10.3	Form of Restricted Stock Unit Agreement under 2023 Inducement Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.
Date: January 24, 2023
	By:	/s/ Phil Rothenberg
	Name:	Phil Rothenberg
	Title:	General Counsel and Secretary

SONDER HOLDINGS INC. 2023 INDUCEMENT EQUITY INCENTIVE PLAN 1. Purposes of the Plan; Award Types. 1.1 Purposes of the Plan. The purposes of this Plan are to attract and retain personnel for positions with the Company Group by providing an inducement material to individuals entering into employment with the Company or any Parent or Subsidiary of the Company. The Plan permits the grant of Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Performance Awards. Each Award under the Plan is intended to qualify as an employment inducement grant under Nasdaq Listing Rule 5635(c)(4) and the official regulations thereunder (together, the “Inducement Listing Rule”) or to qualify under the exception to plans or arrangements relating to an acquisition or merger under Nasdaq Listing Rule 5635(c)(3) and the official guidance thereunder. 1.2 Award Types. The Plan permits the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards to any Employee, subject to the requirements of Section 5. 2. Definitions. The following definitions are used in this Plan: 2.1 “Administrator” means Administrator as defined in Section 4.1. 2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Shares under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities, exchange control, and other laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation. 2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards. 2.4 “Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan. 2.5 “Board” means the Board of Directors of the Company.

-2- 2.6 “Change in Control” means the occurrence of any of the following events: (a) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control and provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this Section 2.6(a). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or (b) A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For purposes of this Section 2.6(b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or (c) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, that for this Section 2.6(c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (1) a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or (2) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,

-3- (C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in Section 2.6(c)(2)(A) to Section 2.6(c)(2)(C). For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2.6. For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. For the avoidance of doubt, wholly-owned subsidiaries of the Company shall not be considered “Persons” for purposes of this Section 2.6. (d) A transaction will not be a Change in Control: (1) unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or (2) if its primary purpose is to (A) change the jurisdiction of the Company’s incorporation, or (B) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. 2.7 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued or other official applicable guidance of general or direct applicability promulgated under such section or regulation, and any comparable provision of any future legislation, regulation or official guidance of general or direct applicability amending, supplementing or superseding such section or regulation. 2.8 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board. 2.9 “Common Stock” means the common stock of the Company. 2.10 “Company” means Sonder Holdings Inc., a Delaware corporation, or any of its successors. 2.11 “Company Group” means the Company, any Parent or Subsidiary, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

-4- 2.12 “Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted. 2.13 “Director” means a member of the Board. 2.14 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. 2.15 “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any member of the Company Group. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company. However, for the avoidance of doubt, although a person who is an Employee also may be a Director, a person who already is serving as a Director prior to becoming an Employee will not be eligible to be granted an Award under the Plan unless permitted under the Inducement Listing Rule. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination. 2.16 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. 2.17 “Exchange Program” means a program under which (i) outstanding Awards are surrendered or canceled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion. 2.18 “Exercise Price” means the price payable per share to exercise an Award. 2.19 “Expiration Date” means the last possible day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed before midnight U.S. Pacific Time between the Expiration Date and the following date; provided, however, that any broker-assisted cashless exercise of an Option granted hereunder must be completed by the close of market trading on the Expiration Date.

-5- 2.20 “Fair Market Value” means, as of any date, the value of a Share, determined as follows: (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, unless otherwise determined by the Administrator, the Fair Market Value will be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable; (c) Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator. Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other day other than a Trading Day, the Fair Market Value will be the price as determined under 2.20(a) or 2.20(b) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes. 2.21 “Fiscal Year” means a fiscal year of the Company. 2.22 “Grant Date” means Grant Date as defined in Section 4.3. 2.23 “Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422. 2.24 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option. 2.25 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act. 2.26 “Option” means a stock option to acquire Shares granted under Section 6. All Options granted under the Plan will be Nonstatutory Stock Options.

-6- 2.27 “Outside Director” means a Director who is not an Employee. 2.28 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e). 2.29 “Participant” means the holder of an outstanding Award. 2.30 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10. 2.31 “Performance Period” means Performance Period as defined in Section 10.2. 2.32 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator. 2.33 “Plan” means this 2023 Inducement Equity Incentive Plan, as may be amended from time to time. 2.34 “Restricted Stock” means Shares issued under an Award granted under Section 8 or issued as a result of the early exercise of an Option. 2.35 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of a Share, granted under Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company. 2.36 “Securities Act” means U.S. Securities Act of 1933, as amended. 2.37 “Service Provider” means an Employee, Director or Consultant. 2.38 “Share” means a share of the Common Stock as adjusted in accordance with Section 13 of the Plan. 2.39 “Stock Appreciation Right” means an Award granted under Section 7. 2.40 “Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f), in relation to the Company. 2.41 “Tax Withholdings” means tax, social insurance and social security liability or premium obligations in connection with the Awards, including, without limitation, (i) all federal, state, and local income, employment and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or a member of the Company Group, (ii) the Participant’s and, to the extent required by the Company, the fringe benefit tax liability of the Company or a member of the Company Group, if any, associated with the

-7- grant, vesting, or exercise of an Award or sale of Shares issued under the Award, and (iii) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such Award, the Shares subject to, or other amounts or property payable under, an Award, or otherwise associated with or related to participation in the Plan and with respect to which the Company or the applicable member of the Company Group has either agreed to withhold or has an obligation to withhold. 2.42 “Trading Day” means a day on which the primary stock exchange or national market system (or other trading platform, as applicable) on which the Common Stock trades is open for trading. 2.43 “Transaction” means Transaction as defined in Section 14.1. 3. Shares Subject to the Plan. 3.1 Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is 5,000,000 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Section 3.2. The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company. 3.2 Share Reserve Return. (a) Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised or settled in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan. (b) Stock Appreciation Rights. Only Shares actually issued pursuant to a Stock Appreciation Right (i.e., the net Shares issued) will cease to be available under the Plan; all remaining Shares originally subject to the Stock Appreciation Right will remain available for future issuance under the Plan. (c) Full-Value Awards. Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, or stock-settled Performance Awards that are reacquired by the Company due to failure to vest or are forfeited to the Company will become available for future issuance under the Plan. (d) Withheld Shares. Shares used to pay the Exercise Price of an Award or to satisfy Tax Withholdings related to an Award will become available for future issuance under the Plan. (e) Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan. 3.3 Adjustment. The numbers provided in Sections 3.1 and 3.2 will be adjusted as a result of changes in capitalization and any other adjustments in accordance with Section 13.

-8- 3.4 Substitute Awards. If the Administrator grants Awards in substitution for equity compensation awards outstanding under a plan maintained by an entity acquired by or becomes a part of any member of the Company group, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan. 3.5 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan. 4. Administration of the Plan. 4.1 Procedure. (a) The Plan will be administered by the Board or a Committee (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Employees or Participants. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated. Until and unless determined otherwise by the Board, the Compensation Committee of the Board will have full authority to act as Administrator. (b) Awards granted under the Plan must be approved by a majority of the Company’s “Independent Directors” (as defined under the Nasdaq Listing Rules) or the Compensation Committee of the Board (or such other committee of the Board that fulfills the same function and role as the Compensation Committee of the Board), in each case acting as the Administrator. (c) To the extent permitted by Applicable Laws, the Board or a Committee may delegate to one or more subcommittees of the Board or a Committee or officers the authority to grant Awards to Employees of the Company or any of its Subsidiaries, provided that the delegation must comply with any limitations on the authority required by Applicable Laws, including the total number of Shares that may be subject to the Awards granted by such officer(s). This delegation may be revoked at any time by the Board or Committee. In no event shall any officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, Officers or Outside Directors. 4.2 Powers of the Administrator. Subject to the terms of the Plan, any limitations on delegations specified by the Board, and any requirements imposed by Applicable Laws, the Administrator will have the authority, in its sole discretion, to make any determinations and perform any actions deemed necessary or advisable to administer the Plan including: (a) to determine the Fair Market Value; (b) to approve forms of Award Agreements for use under the Plan; (c) to select the individuals to whom Awards may be granted hereunder, subject to Section 5 (which Awards will be intended as a material inducement to the individual becoming an Employee or to otherwise be permitted under Nasdaq Listing Rule 5635(c) and the official guidance thereunder);

-9- (d) to determine the number of Shares to be covered by each Award granted; (e) to determine the terms and conditions, consistent with the Plan, of any Award granted. Such terms and conditions may include, but are not limited to, the Exercise Price, the time(s) when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award; (f) to institute and determine the terms and conditions of an Exchange Program, provided however, that no Exchange Program may be implemented without prior approval from the Company’s stockholders; (g) to construe and interpret the Plan and make any decisions necessary to administer the Plan, including but not limited to determining whether and when a Change in Control has occurred; (h) to establish, amend and rescind rules and regulations and adopt sub-plans relating to the Plan, including rules, regulations and sub-plans for the purposes of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or obtaining tax- favorable treatment for Awards granted to Service Providers located outside the U.S., in each case as the Administrator may deem necessary or advisable; (i) to interpret, modify or amend each Award (subject to Section 18), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Awards; (j) to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 15; (k) to delegate ministerial duties to any of the Company’s employees; (l) to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective; (m) to temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes, provided that, unless prohibited by Applicable Laws, such suspension shall be lifted in all cases not less than ten (10) Trading Days before the last date that the Award may be exercised; (n) to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award; and (o) to make any determinations necessary or appropriate under Section 13. 4.3 Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award or may be a later date if such later date

-10- is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date. 4.4 Waiver. The Administrator may waive any terms, conditions or restrictions. 4.5 Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be cancelled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested. 4.6 Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements). 4.7 Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agreement that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed. 4.8 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. 5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Awards may be granted to Employees, so long as the following requirements are met: 5.1 The Employee was not previously an Employee or Director, or the Employee is to become employed by the Company or any of its Parents or Subsidiaries following a bona-fide period of non-employment (within the meaning of the Inducement Listing Rule); and 5.2 The grant of an Award is an inducement material to the Employee’s entering into employment with the Company or any of its Parents or Subsidiaries in accordance with the Inducement Listing Rule. Notwithstanding the foregoing, an Employee may be granted an Award in connection with the Employee becoming such as a result of a merger or acquisition to the extent permitted by Nasdaq Listing Rule 5635(c)(3) and the official guidance thereunder (and specifically excluding Awards that are in replacement or substitution of previously granted awards as may be provided under Nasdaq Listing Rule 5635(c)(3)).

-11- 6. Stock Options. 6.1 Grant of Options. The Administrator, in its sole discretion and subject to the terms and conditions of the Plan, may grant Options to any individual as a material inducement to the individual becoming an Employee or as otherwise permitted under Section 5 in connection with a merger or acquisition, in each case, which grant shall become effective only if the individual actually becomes an Employee. Subject to this Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares covered by an Option granted to any Employee. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine. 6.2 Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, per share Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines. Each Option will be a Nonstatutory Stock Option. 6.3 Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator and stated in the Award Agreement. The Exercise Price for the Shares to be issued will be no less than 100% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code or (ii) an Employee that is not a U.S. taxpayer. 6.4 Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option. Unless the Administrator determines otherwise, the consideration may consist of any one or more or combination of the following, to the extent permitted by Applicable Laws: (a) cash; (b) check or wire transfer; (c) promissory note, if and to the extent approved by the Company; (d) other Shares that have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares; (e) consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award;

-12- (f) consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares that has been approved by the Administrator, if and to the extent permitted by the Company with respect to a particular Award; and (g) any other consideration or method of payment to issue Shares (provided that other forms of considerations may be approved only by the Administrator). The Administrator has the power to remove or limit any of the above forms of consideration for exercising an Option except for the payment of cash at any time in its sole discretion. 6.5 Term of Option. The term of each Option will be determined by the Administrator and stated in the Award Agreement, provided that a term may not exceed 10 years from the date such Option is granted. 6.6 Exercise of Option. An Option is exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, despite the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided in Section 3.2) and for purchase under the Option, by the number of Shares as to which the Option is exercised. (a) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within thirty (30) days of such cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.5, as applicable) to the extent that the Option is vested on the date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of such cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan. (b) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of cessation, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.5, as applicable) to the extent the Option is vested on the date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement

-13- authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. (c) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.5, as applicable) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided the Administrator has permitted the designation of a beneficiary and provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of the beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option is exercised pursuant to this Section 6.6(c), Participant’s designated beneficiary or personal representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. 6.7 Expiration of Options. Subject to Section 6.5, an Option’s Expiration Date will be set forth in the Award Agreement. An Option may expire before its expiration date under the Plan (including pursuant to Sections 6.6, 13, 14, or 16.4) or under the Award Agreement. 6.8 Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided, however, that this tolling of expiration shall not apply if and to the extent the holder of such Option is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Option would be subject to additional taxation or interest under Section 409A. If this would result in the Option remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the Option will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 19.1 and (y) its Expiration Date. 7. Stock Appreciation Rights. 7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to any individual as a material inducement to the individual

-14- becoming an Employee or as otherwise permitted under Section 5 in connection with a merger or acquisition, in each case, which grant shall become effective only if the individual actually becomes an Employee, at any time and from time to time as will be determined by the Administrator, in its sole discretion. 7.2 Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the number of Shares subject to the Stock Appreciation Right, its per share Exercise Price, its Expiration Date, and such other terms and conditions as the Administrator determines. 7.3 Exercise Price. The Exercise Price of a Stock Appreciation Right will be determined by the Administrator, provided that in the case of a Stock Appreciation Right granted to a U.S. taxpayer, the Exercise Price will be no less than 100% of the Fair Market Value of a Share on the date of grant. 7.4 Payment of Stock Appreciation Right Amount. Payment upon Stock Appreciation Right exercise may be made in cash, in Shares (which, on the date of exercise, have an aggregate Fair Market Value equal to the amount of payment to be made under the Award), or any combination of cash and Shares, with the determination of form of payment made by the Administrator. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to: (a) the excess, if any, between the fair market value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. 7.5 Exercise of Stock Appreciation Right. A Stock Appreciation Right is exercised when the Company receives a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Stock Appreciation Right. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, despite the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease (x) the number of Shares thereafter available under the Stock Appreciation Right by the number of Shares as to which the Stock Appreciation Right is exercised and (y) the number of Shares thereafter available under the Plan by the number of Shares issued upon such exercise. 7.6 Expiration of Stock Appreciation Rights. A Stock Appreciation Right’s Expiration Date will be set forth in the Award Agreement. A Stock Appreciation Right may expire before its expiration date under the Plan (including pursuant to Sections 13, 14, or 16.4)) or under the Award

-15- Agreement. Notwithstanding the foregoing, the rules of Section 6.5 relating to the maximum term and Section 6.3 relating to exercise price also will apply to Stock Appreciation Rights. 7.7 Tolling of Expiration. If exercising a Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise no longer would be prevented by such provisions; provided, however, that this tolling of expiration shall not apply if and to the extent the holder of such Stock Appreciation Right is a United States taxpayer and the tolling would result in a violation of Section 409A such that the Stock Appreciation Right would be subject to additional taxation or interest under Section 409A. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then unless earlier terminated pursuant to Section 14, the Stock Appreciation Right will remain exercisable only until the end of the later of (x) the first day on which its exercise would not be prevented by Section 19.1 and (y) its Expiration Date. 8. Restricted Stock. 8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to any individual as a material inducement to the individual becoming an Employee or as otherwise permitted under Section 5 in connection with a merger or acquisition, in each case, which grant shall become effective only if the individual actually becomes an Employee, in such amounts as the Administrator, in its sole discretion, will determine. 8.2 Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the number of Shares subject to the Award of Restricted Stock and such other terms and conditions as the Administrator determines. For the avoidance of doubt, Restricted Stock may be granted without any Period of Restriction (e.g., vested stock bonuses). Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow while unvested. 8.3 Restrictions. (a) Except as provided in this Section 8.3 or the Award Agreement, while unvested, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated. (b) While unvested, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise. (c) Service Providers holding a Share covered by an Award of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares while such Shares are unvested, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in cash they will be subject to the same provisions regarding forfeitability as the Shares with respect to which they were paid and if such dividend or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares with respect to which they

-16- were paid and, unless the Administrator determines otherwise, the Company will hold such dividends until the restrictions on the Shares with respect to which they were paid have lapsed. (d) Except as otherwise provided in this Section 8.3 or an Award Agreement, a Share covered by each Award of Restricted Stock made under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction. (e) The Administrator may impose, prior to grant, or remove any restrictions on Shares covered by an Award of Restricted Stock. 9. Restricted Stock Units. 9.1 Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator to any individual as a material inducement to the individual becoming an Employee or as otherwise permitted under Section 5 in connection with a merger or acquisition, in each case, which grant shall become effective only if the individual actually becomes an Employee. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units. 9.2 Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units subject to the Award of Restricted Stock Units and such other terms and conditions as the Administrator determines. 9.3 Vesting Criteria and Other Terms. The Administrator will set vesting criteria, if any, that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion. 9.4 Earning Restricted Stock Units. Upon meeting any applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 9.5. The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units. 9.5 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) set forth in the Award Agreement and determined by the Administrator. Unless otherwise provided in the Award Agreement, the Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both. 10. Performance Awards. 10.1 Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Awards may be granted to any individual as a material inducement to the individual

-17- becoming an Employee, which grant shall become effective only if the individual actually becomes an Employee or as otherwise permitted under Section 5 in connection with a merger or acquisition, in each case, at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Awards granted to each Participant. 10.2 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions, if any, will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. 10.3 Objectives or Vesting Provisions and Other Terms. The Administrator will set objectives or vesting provisions that, depending on the extent to which the objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service) or any other basis determined by the Administrator in its sole discretion. 10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) specified in the Award Agreement. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares, with the determination of form of payment made by the Administrator at the time of payment or, in the discretion of the Administrator, at the time of grant. 10.5 Value of Performance Awards. Each Performance Award’s threshold, target, and maximum payout values will be established by the Administrator on or before the Grant Date. 10.6 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Award. 11. Leaves of Absence/Reduced or Part-time Work Schedule/Transfer Between Locations/Change of Status. 11.1 Leaves of Absence/Reduced or Part-time Work Schedule/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be adjusted or suspended during any unpaid leave of absence in accordance with the Company’s leave of absence policy in effect at the time of such leave. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or within the Company Group. In addition, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, if, after the date of grant of a Participant’s Award, the Participant commences working on a part-time or reduced work schedule basis, the vesting of such Award will be adjusted in accordance with the Company’s reduced work schedule/ part-time policy then in effect. Adjustments or suspensions of

-18- vesting pursuant to this Section shall be accomplished in a manner that is exempt from or complies with the requirements of Code Section 409A and the regulations and guidance thereunder. 11.2 Employment Status. A Participant will not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company (or member of the Company Group) or between the Company or any member of the Company Group. 12. Transferability of Awards. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void. 13. Adjustments; Dissolution or Liquidation. 13.1 Adjustments. If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs (including a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits in Section 3. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of Shares or other securities of the Company will not be treated as an event that will require adjustment. 13.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant, at such time prior to the effective date of such proposed transaction as the Administrator determines. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action. 14. Change in Control or Merger. 14.1 Administrator Discretion. If a Change in Control or a merger of the Company with or into another corporation or other entity occurs (each, a “Transaction”), each outstanding Award will be treated as the Administrator determines (subject to the provisions of this Section), without a Participant’s consent, including that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation (or an affiliate thereof) or that the vesting of any such Awards may accelerate automatically upon consummation of a Transaction.

-19- 14.2 Identical Treatment Not Required. The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the Transaction. 14.3 Continuation. An Award will be considered continued if, following the Change in Control or merger: (a) the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether stock, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares) and the Award otherwise is continued in accordance with its terms (including vesting criteria, subject to Section 14.3(c) below and Section 13.1); provided that if the consideration received in the Transaction is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Transaction; or (b) the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Transaction. Any such cash or property may be subjected to any escrow applicable to holders of Common Stock in the Change in Control. If as of the date of the occurrence of the Transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award. (c) Notwithstanding anything in this Section 14.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to, or the elimination of, such performance goals only to reflect the successor corporation’s post-Transaction corporate structure or business will not invalidate an otherwise valid Award assumption. 14.4 Modification. The Administrator will have authority to modify Awards in connection with a Change in Control or merger: (a) in a manner that causes the Awards to lose their tax-preferred status,

-20- (b) to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the Transaction the Option may only be exercised only to the extent it is vested; (c) to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the Transaction is equivalent and the adjustment complies with U.S. Treasury Regulation Section 1.409A-1(b)(v)(D); and (d) to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the Transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the Transaction. 14.5 Non-Continuation. If the successor corporation does not continue an Award (or some portion of such Award), then, solely with respect to any such Award (or portion of such Award), the Participant will fully vest in (and have the right to exercise) 100% of the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on 100% of the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding 100% of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In no event will vesting of an Award accelerate as to more than 100% of the unvested and outstanding Award. Unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if Options or Stock Appreciation Rights are not continued when a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested). 15. Tax Matters. 15.1 Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any Tax Withholding are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any Tax Withholding with respect to such Award or Shares subject to an Award (including upon exercise of an Award). 15.2 Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may elect to satisfy such Tax Withholding, in whole or in part (including in combination) by (without limitation) (i) requiring the Participant to pay cash, check or other cash equivalents, (ii) withholding otherwise deliverable cash (including cash from the

-21- sale of Shares issued to the Participant) or Shares having a fair market value equal to the amount required to be withheld or such greater amount (including up to a maximum statutory amount) as the Administrator may determine or permit if such amount does not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (iii) forcing the sale of Shares issued pursuant to an Award (or exercise thereof) having a fair market value equal to the minimum statutory amount applicable in a Participant’s jurisdiction or a greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (iv) requiring the Participant to deliver to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or a greater amount as the Administrator may determine or permit if such greater amount would not result in unfavorable financial accounting treatment, as the Administrator determines in its sole discretion, (v) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (vi) having the Company or a Parent or Subsidiary withhold from wages or any other cash amount due or to become due to the Participant and payable by the Company or any Parent or Subsidiary, or (vii) such other consideration and method of payment for the meeting of Tax Withholding as the Administrator may determine to the extent permitted by Applicable Laws, provided that, in all instances, the satisfaction of the Tax Withholding will not result in any adverse accounting consequence to the Company, as the Administrator may determine in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date the amount of tax to be withheld is calculated or such other date as Administrator determines is applicable or appropriate with respect to the Tax Withholding calculation. 15.3 Compliance With Code Section 409A. (a) Unless the Administrator determines that compliance with Code Section 409A is not necessary, it is intended that Awards will be designed and operated so that they are either exempt or excepted from the application of Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 15.3 is not a guarantee to any Participant of the consequences of his or her Awards. In no event will the Company, its affiliates or their employees, directors, service providers or shareholders have any responsibility, liability or obligation to reimburse, indemnify or hold harmless Participant for any taxes that may be imposed or other costs that may be incurred, as a result of Section 409A. (b) Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award subject to Section 409A to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six- month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the

-22- Participant’s “separation from service” (or following death) will be paid at the time or times the payments are otherwise scheduled to be made. (c) Notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” that may be made in installments shall be treated as a right to receive a series of separate and distinct payments. 16. Other Terms. 16.1 No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship at any time free from any liability or claim under the Plan. 16.2 Interpretation and Rules of Construction. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” 16.3 Plan Governs. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of any Grant Agreement, the terms and conditions of the Plan will prevail. 16.4 Forfeiture Events. (a) All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 16.4(a) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a member of the Company Group. (b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant that would constitute cause for termination of such Participant’s status as a Service Provider.

-23- 17. Term of Plan. The Plan will become effective upon its adoption by the Board (or its designated committee). It will continue in effect for (10) years from the date adopted by the Board, until unless terminated earlier under Section 18. 18. Amendment and Termination of the Plan. 18.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan or any part thereof, at any time and for any reason. 18.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws. 18.3 Consent of Participants Generally Required. Subject to Section 18.4 below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant without a signed, written agreement authorized by the Administrator between the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination. 18.4 Exceptions to Consent Requirement. (a) A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights; and (b) Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done (c) in a manner specified by the Plan, (d) to clarify the manner of exemption from Code Section 409A or compliance with any requirements necessary to avoid the imposition of additional tax or interest under Code Section 409A(a)(1)(B), or (e) to comply with other Applicable Laws. 19. Conditions Upon Issuance of Shares. 19.1 Legal Compliance. The Company will make good faith efforts to comply with all Applicable Laws related to the issuance of Shares. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and exercise or vesting of the Award, as applicable, will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to

-24- complete or comply with the requirements of any Applicable Laws, registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation. 19.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising such Award to represent and warrant during any such exercise or vesting that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. 19.3 Failure to Accept Award. If a Participant has not accepted an Award to the extent such acceptance has been requested or required by the Company or has not taken all administrative and other steps (e.g., setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the first date the Shares subject to such Award are scheduled to vest, then the portion of the Award scheduled to vest on such date will be cancelled on such date and such Shares subject to the Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.

FORM OF SONDER HOLDINGS INC. 2023 INDUCEMENT EQUITY INCENTIVE PLAN NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT Capitalized terms that are not defined in this Notice of Stock Option Grant and Stock Option Agreement (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, the Non-U.S. Appendix attached hereto as Exhibit B and all other exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the Sonder Holdings Inc. 2023 Inducement Equity Incentive Plan (the “Plan”). The Participant has been granted an Option according to the terms below and subject to the terms and conditions of the Plan and this Agreement: Participant Participant I.D. Grant Number Grant Date Vesting Commencement Date Number of Shares Granted Exercise Price per Share Total Exercise Price Type of Option Nonstatutory Stock Option (NSO) Expiration Date Vesting Schedule: Subject to the conditions set forth in this Agreement, this Option shall be exercisable, in whole or in part, according to the following vesting schedule (as such vesting schedule may be amended or modified from time to time in accordance with this Agreement and the Plan): [Insert vesting schedule]1 1 Example language for vesting schedule: Twenty-five percent (25%) of the Shares subject to this Option shall vest on the one (1) year anniversary of the Vesting Commencement Date, and one forty-eighth (1/48th) of the Shares subject to this Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.

2 For the avoidance of doubt, in the event of any conflict, discrepancy, or inconsistency between the vesting schedule set forth above and the document or action of the Board or its authorized committee approving this Option pursuant to the Plan (the “Approval”), the Approval shall govern the initial vesting terms. Any portion of this Option that shall vest on a monthly basis per such vesting schedule shall vest on the same day of the applicable vesting month as the Vesting Commencement Date set forth above (and if there is no corresponding day, on the last day of such month), subject to Participant continuing to be a Service Provider through each such date. In addition to the vesting terms set forth above for this award, this Option’s vesting will be accelerated in accordance with any vesting acceleration provisions approved by the Administrator. If the Participant ceases to be a Service Provider for any or no reason before they fully vest in this Option, the unvested portion of this Option will terminate according to the terms of Section 4 of this Agreement. Adjustments to Vesting Schedule: Notwithstanding the aforementioned vesting schedule, in accordance with Section 11 of the Plan, unless the Administrator provides otherwise or as otherwise required by Applicable Laws, (a) the vesting schedule of this Option will be adjusted or suspended during any leave of absence in accordance with the Company’s leave of absence and/or reduced work schedule and/or part-time policy in effect at the time of such leave and (b) if, after the Grant Date of this Option, Participant commences working on a part-time or reduced work schedule basis, the vesting schedule will be adjusted in accordance with the Company’s reduced work schedule/ part-time policy then in effect. Exercise of Option: (a) This Option shall be exercisable for one (1) year after Participant ceases to be a Service Provider. (b) If a Transaction occurs, Section 14 of the Plan may further limit this Option’s exercisability. (c) This Option will not be exercisable after the Expiration Date, except as may be permitted in accordance with Section 6.8 of the Plan (which tolls expiration in very limited cases when there are legal restrictions on exercise). The Participant’s signature below (or Participant’s electronic signature or other electronic acknowledgement or acceptance of this Agreement or Award) indicates that: (i) They agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices. (ii) They understand that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding their participation in the Plan or their acquisition or sale of Shares.

3 (iii) They have reviewed the Plan and this Agreement, have had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understand all provisions of the Plan and Agreement. They will consult with their own personal tax, legal, and financial advisors before taking any action related to the Plan. (iv) They have read and agree to each provision of Section 10 of this Agreement. (v) They will notify the Company of any change to the contact address below. (vi) They acknowledge and agree that this Option will be subject to recoupment under any clawback policy that the Company adopts pursuant to Section 16.4 of the Plan. PARTICIPANT Signature Address:

4 EXHIBIT A TERMS AND CONDITIONS OF STOCK OPTION GRANT 1. Grant. The Company grants the Participant an Option to purchase Shares of Common Stock as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing this Option, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing this Option. 2. Vesting. This Option will only be exercisable (also referred to as vested) under the Vesting Schedule in the Notice of Grant, Section 3 of this Agreement, or Section 14 of the Plan. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. 3. Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any portion of this Option. In that case, this Option will be vested as of the date and to the extent specified by the Administrator. 4. Forfeiture upon Cessation of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, this Option will immediately stop vesting and any portion of this Option that has not yet vested will be immediately forfeited for no consideration upon the date that Participant ceases to be a Service Provider for any reason, in all cases, subject to Applicable Laws. For purposes of this Option, the Participant’s status as a Service Provider will be considered to be terminated as of the date the Participant is no longer actively providing services to the Company, or if different, the Participant’s employer (the “Employer”) or the Subsidiary or Parent to which the Participant is providing services (the Employer, Subsidiary or Parent, as applicable, the “Service Recipient”) or other member of the Company Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, the Participant’s right to vest in this Option under the Plan, if any, will terminate as of such date and the Participant’s right to exercise the Option after termination, if any, will be measured from such date, and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of this Option (including whether the Participant may still be considered to be providing services while on a leave of absence). 5. Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if they are then deceased, be made to the administrator or executor of their estate or, if the Administrator permits, their designated beneficiary, unless otherwise required to comply with Applicable Laws. Any such transferee must furnish the Company with (a) written notice of their status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.

5 6. Exercise of Option. (a) Right to Exercise. This Option may be exercised only before its Expiration Date and only under the Plan and this Agreement. (b) Method of Exercise. To exercise this Option, the Participant must deliver and the Administrator must receive an exercise notice according to procedures determined by the Administrator. The exercise notice must: (i) state the number of Shares as to which this Option is being exercised (“Exercised Shares”), (ii) make any representations or agreements required by the Company, (iii) be accompanied by a payment of the total exercise price for all Exercised Shares, and (iv) be accompanied by a payment of all required Tax Withholdings for all Exercised Shares. This Option is exercised when both the exercise notice and payments due under Sections 6(b)(iii) and 6(b)(iv) have been received by the Company for all Exercised Shares. The Administrator may designate a particular exercise notice to be used, but until a designation is made, the exercise notice attached to this Agreement as Exhibit C may be used. 7. Method of Payment. The Participant may pay the total exercise price for Exercised Shares by any of the following methods or a combination of methods: (a) cash; (b) check; (c) wire transfer; (d) consideration received by the Company under a formal cashless exercise program adopted by the Company; or (e) surrender of other Shares, as long as the Company determines that accepting such Shares does not result in any adverse accounting consequences to the Company. If Shares are surrendered, the value of those Shares will be the fair market value for those Shares on the date they are surrendered. A non-U.S. resident’s methods of exercise may be restricted by the terms and condition of any appendix to this Agreement for the Participant’s country (the “Appendix”).

6 8. Tax Obligations. (a) Tax Withholding. (i) No Shares will be issued to the Participant until they make satisfactory arrangements (as determined by the Administrator) for the payment of Tax Withholdings. If the Participant is a non-U.S. employee, the method of payment of Tax Withholdings may be restricted by any Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax Withholdings under this Agreement at the time of an attempted Option exercise, the Company may refuse to honor the exercise and refuse to deliver the Shares, to the extent permitted by Applicable Laws. (ii) The Company also has the right (but not the obligation) to satisfy any Tax Withholdings: (a) by reducing the number of Shares otherwise deliverable to the Participant; (b) by requiring payment by cash or check made payable to the Company and/or any Service Recipient with respect to which the withholding obligation arises; (c) by deduction of such amount from salary, wages or other compensation payable to the Participant; or (d) in any combination of the foregoing, or any other method determined by the Administrator to be compliance with Applicable Laws. (iii) The Company may withhold or account for Tax Withholdings by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax Withholdings directly to the applicable tax authority or to the Company and/or the Employer(s). If the obligation for Tax Withholdings is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares exercised, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Withholdings. (iv) Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company or the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction. (v) Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax Withholdings and any and all additional taxes related to the Option, the Shares or other amounts or property delivered under the Option and the Participant’s participation in the Plan is and remains their responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax Withholdings in connection with any aspect of this Option; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate their liability for Tax Withholdings or achieve any particular tax result. (vi) For U.S. taxpayers, under Code Section 409A, a stock right (such as this Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on

7 the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (1) income recognition by the recipient of the stock right prior to the exercise of the stock right, (2) an additional 20% U.S. federal income tax, and (3) potential penalty and interest charges. The “discount option” may also result in additional U.S. state income, penalty and interest tax to the recipient of the stock right. Participant is hereby notified that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the Grant Date in a later examination. Participant is hereby notified that if the IRS determines that this Option was granted with a per Share exercise price that was less than the fair market value of a Share on the Grant Date, Participant shall be solely responsible for Participant’s costs related to such a determination. 9. Rights as Stockholder. The Participant’s or any other person’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars. 10. Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting this Option indicates that: (a) THEY ACKNOWLEDGE AND AGREE THAT THE VESTING OF THIS OPTION IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED, GRANTED THIS OPTION, AND EXERCISING THIS OPTION WILL NOT RESULT IN VESTING. (b) THEY FURTHER ACKNOWLEDGE AND AGREE THAT THIS OPTION AND AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THEIR RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE THEIR RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS. (c) The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that they are not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement. (d) The Participant understands that exercise of this Option is governed strictly by Sections 6, 7, and 8 of this Agreement and that failure to comply with those Sections could result in the expiration of this Option, even if an attempt was made to exercise. (e) The Participant agrees that the Company’s delivery of any documents related to the Plan or this Option (including the Plan, the Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s stockholders) to them may be made by electronic delivery, which may include but does not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that they may receive from the Company a paper copy of any documents that were delivered electronically at no cost to them by contacting the Company by telephone or in writing.

8 The Participant may revoke their consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that they are not required to consent to electronic delivery of documents. (f) The Participant may deliver any documents related to the Plan or this Option to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but they must provide the Company or any designated third party administrator with a paper copy of any documents if their attempted electronic delivery of such documents fails. (g) The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations. (h) The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan. (i) The Participant agrees that the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past. (j) The Participant agrees that any decisions regarding future Awards will be in the Company’s sole discretion. (k) The Participant agrees that they are voluntarily participating in the Plan. (l) The Participant agrees that this Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation. (m) The Participant agrees that this Option, any Shares acquired under the Plan, and their income and value are not part of normal or expected compensation for any purpose, including for calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments. (n) The Participant agrees that the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty. (o) The Participant understands that if the underlying Shares do not increase in value, this Option will have no intrinsic monetary value. (p) The Participant understands that if this Option is exercised, the value of each Share received on exercise may increase or decrease in value, even below the Exercise Price. (q) The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar

9 that may affect the value of this Option or of any amounts due to them from the exercise of this Option or the subsequent sale of any Shares acquired upon exercise. (r) Unless otherwise provided in the Plan or by the Administrator in its discretion, this Option and the benefits evidenced in this Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares. (s) The Participant agrees that they have no claim or entitlement to compensation or damages from any forfeiture of this Option resulting from the termination of their status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where they are a Service Provider or the terms of their service agreement, if any). 11. Data Privacy. (a) The Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of their personal data as described in this Agreement and any other Award materials (“Data”) by and among, as applicable, the Employer(s), the Company and any member of the Company Group for the exclusive purpose of implementing, administering, and managing their participation in the Plan. (b) The Participant understands that the Company and the Employer(s) may hold certain personal information about them, including, but not limited to, their name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in their favor, for the exclusive purpose of implementing, administering, and managing the Plan. (c) The Participant understands that Data will be transferred to one or more a stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than their country. The Participant understands that if they reside outside the United States, they may request a list with the names and addresses of any potential recipients of the Data by contacting their local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing their participation in the Plan. (d) The Participant understands that Data will be held only as long as is necessary to implement, administer and manage their participation in the Plan. The Participant understands that if they reside in certain jurisdictions outside the United States, to the extent required by Applicable Laws, they may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting this Option, in any case without cost, by contacting in writing their local human resources representative. Further, the Participant understands that they are providing these consents on a purely

10 voluntary basis. If the Participant does not consent or if they later seek to revoke their consent, their engagement as a Service Provider with the Employer(s) will not be adversely affected; the only consequence of refusing or withdrawing their consent is that the Company will not be able to grant them awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing their consent may affect their ability to participate in the Plan (including the right to retain this Option). The Participant understands that they may contact their local human resources representative for more information on the consequences of their refusal to consent or withdrawal of consent. 12. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that they may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and the Participant’s country of residence, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., this Option) under the Plan during such time as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant should keep in mind third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with their personal legal advisor on this matter. 13. Foreign Asset/Account Reporting Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting or exercise of this Option, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in their country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of their participation in the Plan to their country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that they are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. The Participant further understands that they should consult the Participant's personal tax and legal advisors, as applicable on these matters. 14. Miscellaneous (a) Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Sonder Holdings Inc., 500 E 84th Ave., Suite A-10, Thornton, CO, 80229, USA until the Company designates another address in writing. (b) Non-Transferability of Option. This Option may not be transferred other than by will or the applicable laws of descent or distribution and may be exercised during the lifetime of the Participant only by them or their representative following a Disability.

11 (c) Binding Agreement. If this Option is transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement. (d) Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. or non-U.S. federal, state or local law the tax Code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. (e) Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. (f) Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement. (g) Non-U.S. Appendix. This Option is subject to any special terms and conditions set forth in any Appendix. If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to them to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons. (h) Imposition of Other Requirements. The Company reserves the right to impose other requirements on this Option and the Shares subject to this Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. (i) Choice of Law; Choice of Forum. The Plan, this Agreement, this Option, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant's acceptance of this Option is their consent to the jurisdiction of the State of Delaware and their agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where they are performing services. (a) Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that they are not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the

12 Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option, or to comply with other Applicable Laws. (b) Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by them. (c) Language. If the Participant has received this Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

EXHIBIT B APPENDIX TO STOCK OPTION AGREEMENT Terms and Conditions This Appendix to Stock Option Agreement (the “Appendix”) includes additional terms and conditions that govern this Option granted to the Participant under the Plan if they reside in one of the countries listed below on the Grant Date or they move to one of the listed countries. Unless otherwise defined herein, capitalized terms sued but not defined herein shall have the same meanings as set forth in the Plan and this Agreement. If the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers to another country after being granted the Option, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant. Notifications This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of [DATE]. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant sells Shares acquired under the Plan. In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure them of a particular result. The Participant is advised to seek appropriate professional advice as to how the Applicable Laws in their country may apply to their situation. Finally, if the Participant is a citizen or resident of a country other than the one in which they are currently working, transfers employment after this Option is granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to them, and the Administrator will determine to what extent the terms and conditions in this Appendix apply. Countries [To Come]

2 EXHIBIT C SONDER HOLDINGS INC. 2023 INDUCEMENT EQUITY INCENTIVE PLAN EXERCISE NOTICE Sonder Holdings Inc. 500 E 84th Ave., Suite A-10 Thornton, CO, 80229 Attention: Stock Administration Purchaser Name: Grant Date of Stock Option (the “Option”): Grant Number: Exercise Date: Number of Shares Exercised: Per Share Exercise Price: Total Exercise Price: Exercise Price Payment Method: Tax Withholdings Payment Method: The information in the table above is incorporated in this Exercise Notice. 1. Exercise of Option. Effective as of the Exercise Date, I elect to purchase the Number of Shares Exercised (“Exercised Shares”) under the Stock Option Agreement for this Option (the “Agreement”) for the Total Exercise Price. Capitalized terms used but not defined in this Exercise Notice have the meanings given to them in the 2023 Inducement Equity Incentive Plan (the “Plan”) and/or the Agreement. 2. Delivery of Payment. With this Exercise Notice, I am delivering the Total Exercise Price and any required Tax Withholdings to be paid in connection with the purchase of the Exercised Shares. I am paying my total purchase price by the Exercise Price Payment Method and the Tax Withholdings by the Tax Withholdings Payment Method. 3. Representations of Purchaser. I acknowledge that: (a) I have received, read, and understood the Plan and the Agreement and agree to be bound by their terms and conditions. (b) The exercise will not be completed until this Exercise Notice, Total Exercise Price, and all Tax-Related Payments are received by the Company.

3 (c) I have no rights as a stockholder of the Company (including the right to vote and receive dividends and distributions) on the Exercised Shares until the Exercised Shares have been issued and recorded on the records of the Company or its transfer agents or registrars. (d) No adjustment will be made for a dividend or other right for which the record date is before the date of issuance, except for adjustments under Section 13 of the Plan. (e) There may be adverse tax consequences to exercising this Option, and I am not relying on the Company for tax advice and have had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to exercising. (f) The modification and choice of law provisions of the Agreement also govern this Exercise Notice. 4. Entire Agreement; Choice of Law; Choice of Forum. The Plan and the Agreement are incorporated by reference. This Exercise Notice, the Plan, and the Agreement are the entire agreement of the parties with respect to this Options and this exercise and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to their subject matter. The Plan, the Agreement, and this Exercise Notice, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan (including without limitation under this Exercise Notice), the Participant consents to the jurisdiction of the State of Delaware and any such litigation being conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where they are performing services. Submitted by: PURCHASER Signature Address:

FORM OF SONDER HOLDINGS INC. 2023 INDUCEMENT EQUITY INCENTIVE PLAN NOTICE OF RESTRICTED STOCK UNIT AWARD AND RESTRICTED STOCK UNIT AGREEMENT Capitalized terms that are not defined in this Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Award, the Non-U.S. Appendix attached hereto as Exhibit B and all other exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the Sonder Holdings Inc. (the “Company”) 2023 Inducement Equity Incentive Plan (the “Plan”). The Participant has been granted this Restricted Stock Unit (“RSU”) award according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows: Participant Participant I.D. Grant Number Grant Date Vesting Commencement Date Number of RSUs Granted Vesting Schedule: Subject to the acceleration of vesting provisions herein, the RSUs subject to this Agreement will vest as follows: [Insert vesting schedule.]1 If the Participant ceases to be a Service Provider for any or no reason before they fully vest in these RSUs, the unvested RSUs will terminate according to the terms of Section 5 of this Agreement. The Participant’s signature below (or Participant’s electronic signature or other electronic 1 Example vesting schedule: 25% of the RSUs subject to this Agreement will vest on the first (1st) Quarterly Vest Date that occurs following the Participant’s first (1st) anniversary of service with a subsidiary of the Company and then 1/16th of the RSUs subject to this Agreement will vest on each Quarterly Vest Date thereafter, subject to the Participant continuing to remain a Service Provider through the applicable vesting date. As used herein, “Quarterly Vest Date” means the fifteenth (15th) day of the second (2nd) month of each fiscal quarter.

2 acknowledgement or acceptance of this Agreement or Award) indicates that: (i) They agree that this Restricted Stock Unit award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices. (ii) They understand that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding their participation in the Plan or their acquisition or sale of Shares. (iii) They have reviewed the Plan and this Agreement, have had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understand all provisions of the Plan and Agreement. They will consult with their own personal tax, legal, and financial advisors before taking any action related to the Plan. (iv) They have read and agree to each provision of Section 9 of this Agreement. (v) They will notify the Company of any change to the contact address below. (vi) They acknowledge and agree that unless otherwise required to comply with Applicable Laws, these RSUs will be subject to recoupment under any clawback policy that the Company adopts pursuant to Section 16.4 of the Plan. PARTICIPANT Signature Address:

3 EXHIBIT A TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD 1. Grant. The Company grants the Participant an award of RSUs as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these RSUs, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these RSUs. 2. Company’s Obligation to Pay. Each RSU is a right to receive a Share on the date it vests. Until an RSU vests, the Participant has no right to payment of the Share. Before a vested RSU is paid, the RSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested RSU will be paid to the Participant (or in the event of their death, to their estate or such other person as specified in Section 6 below) in whole Shares. Subject to the provisions of Section 4(b) and notwithstanding anything in the Plan to the contrary, each vested RSU that has met all requirements for settlement under this Agreement will be settled no later than the applicable Settlement Deadline. “Settlement Deadline” with respect to a particular vested RSU means as soon as practicable after vesting (but no later than sixty (60) days following the vesting date (or, if earlier, no later than March 15 of the calendar year following the calendar year in which occurs the first date on which the applicable RSU is no longer subject to a substantial risk of forfeiture for purposes of Section 409A)). If any RSU has not met all the requirements for settlement under this Agreement in a manner that would allow it to be settled by the applicable Settlement Deadline, such RSU will be forfeited as of immediately following the applicable Settlement Deadline. In no event will the Participant be permitted, directly or indirectly, to specify the taxable year or date of settlement of any RSUs under this Agreement. For the avoidance of doubt, there may be multiple Settlement Deadlines, with each such Settlement Deadline corresponding to a particular RSU. 3. Vesting. These RSUs will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 14 of the Plan. RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. 4. Acceleration; Amendment. (a) Discretionary Acceleration or Amendment. The Administrator may, pursuant to its authority under, and in accordance with, Section 4.2(e), Section 4.2(i), Section 4.2(n) and Section 9.4 of the Plan, in its discretion, unilaterally (x) accelerate, in whole or in part, the vesting of these RSUs, (y) waive or decrease some or all of the requirements required for vesting of unvested RSUs at any time, or (z) waive or decrease some or all of the requirements for settlement of RSUs at any time, in each case, subject to the terms of the Plan but without the need for Participant consent in any instance, and subject to Section 13(j) of this Agreement; provided, however, that no such acceleration, waiver or decrease shall occur or be effective unless such modification would result in this RSU award remaining exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Code Section 409A, or otherwise complying with Code Section

4 409A, in each case such that none of this Agreement, the RSUs provided under this Agreement, or Shares issuable hereunder will be subject to the additional tax imposed under Code Section 409A. If so modified, the vesting date with respect to the applicable RSUs will be deemed for all purposes of this Agreement to be the date specified by the Administrator (provided, that, for purposes of determining the applicable settlement deadline under Section 1 of this Agreement with respect to such RSUs, the vesting date will be deemed to be no later than the first date on which the RSUs are no longer subject to a substantial risk of forfeiture for purposes of Code Section 409A). The settlement of RSUs through Shares pursuant to this Section 4(a) shall in all cases be no later than the applicable settlement deadline as set forth in Section 1 of this Agreement and at a time or in a manner that is exempt from, or complies with, Code Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence. (b) The Company’s intent is that this RSU award be exempt or excepted from the requirements of Code Section 409A. However, in an abundance of caution, the Company is including in this subsection, certain Code Section 409A rules that only apply if these RSUs are not exempt or excepted, and then only in certain circumstances. Specifically, Code Section 409A contains rules that must apply to these RSUs if (a) they are not exempt or excepted from Code Section 409A, (b) the Company has any stock that is publicly traded on an established securities market or otherwise at the time Participant’s service terminates, (c) Participant receives acceleration of vesting of these RSUs in connection with a termination of service, and (d) at the time of such termination, Participant is considered a “specified employee” under the Code Section 409A rules. Should these rules ever become applicable to Participant’s RSUs, then notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the vesting of these RSUs is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Code Section 409A at the time of such termination as a Service Provider and (y) the settlement of such accelerated RSUs will result in the imposition of additional tax under Code Section 409A if such settlement is on or within the six (6) month period following Participant’s termination as a Service Provider, then the settlement of such accelerated RSUs will not occur until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following their termination as a Service Provider, in which case, the Shares subject to these RSUs will be settled and issued to the Participant’s administrator or executor of their estate as soon as practicable following their death (subject to Section 6). 5. Forfeiture upon Cessation of Status as a Service Provider. Upon the Participant’s termination as a Service Provider for any reason, these RSUs will immediately stop vesting and any of these RSUs that have not yet vested will be forfeited by the Participant for no consideration upon the date that Participant ceases to be a Service Provider for any reason, in all cases, subject to Applicable Laws. For the avoidance of doubt, service during any portion of the vesting period shall not entitle the Participant to vest in a pro rata portion of unvested RSUs. For purposes of the RSUs, the Participant’s status as a Service Provider will be considered to be terminated as of the date the Participant is no longer providing services to the Company, or if different, the Participant’s employer (the “Employer”) or the Subsidiary or Parent to which the Participant is providing services (the Employer, Subsidiary or Parent, as applicable,

5 the “Service Recipient”) or other member of the Company Group (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Administrator, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is a Service Provider or the terms of the Participant’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence). 6. Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if they are then deceased, be made to the administrator or executor of their estate or, if the Administrator permits, their designated beneficiary, unless otherwise required to comply with Applicable Laws. Any such transferee must furnish the Company with (a) written notice of their status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer. 7. Tax Obligations. (a) Tax Withholding. (i) No Shares will be issued to the Participant until they make satisfactory arrangements (as determined by the Administrator) for the payment of Tax Withholdings. If the Participant is a non-U.S. employee, the method of payment of Tax Withholdings may be restricted by any Appendix (as defined below). If the Participant fails to make satisfactory arrangements for the payment of any Tax Withholdings under this Agreement when any of these RSUs otherwise are supposed to vest or Tax Withholdings related to RSUs otherwise are due, they will permanently forfeit the applicable RSUs and any right to receive Shares under such RSUs, and such RSUs will be returned to the Company at no cost to the Company, to the extent permitted by Applicable Laws. (i) The Company has the right (but not the obligation) to satisfy any Tax Withholdings by withholding from proceeds of a sale of Shares acquired upon payment of these RSUs arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent)[, and this will be the method by which such tax withholding obligations are satisfied until the Company determines otherwise, subject to Applicable Laws]. (ii) The Company also has the right (but not the obligation) to satisfy any Tax Withholdings: (a) by reducing the number of Shares otherwise deliverable to the Participant; (b) by requiring payment by cash or check made payable to the Company and/or any Service Recipient with respect to which the withholding obligation arises; (c) by deduction of such amount from salary, wages or other compensation payable to the Participant; or (d) in any combination of the foregoing, or any other method determined by the Administrator to be compliance with Applicable Laws.

6 (iii) The Company may withhold or account for Tax Withholdings by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax Withholdings directly to the applicable tax authority or to the Company and/or the Employer(s). If the obligation for Tax Withholdings is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Withholdings. (iv) Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company or the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction. (ii) Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax Withholdings and any and all additional taxes related to the Award, the Shares or other amounts or property delivered under the Award and the Participant’s participation in the Plan is and remains their responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax Withholdings in connection with any aspect of these RSUs and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of these RSUs to reduce or eliminate their liability for Tax Withholdings or achieve any particular tax result. (b) Code Section 409A. It is the intent of this Agreement that it and all issuances and benefits to U.S. taxpayers hereunder be exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception under Code Section 409A, or otherwise be exempted or excepted from, or comply with, Code Section 409A, so that none of this Agreement, the RSUs provided under this Agreement, or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or excepted, or to so comply. Each issuance upon settlement of the RSUs under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). In no event will any member of the Company Group have any liability or obligation to reimburse, indemnify, or hold harmless Participant for any taxes that may be imposed, or other costs incurred, on Participant as a result of Code Section 409A. 8. Rights as Stockholder. The Participant’s or any other person’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.

7 9. Acknowledgements and Agreements. The Participant’s signature on the Notice of Grant accepting these RSUs indicates that: (a) THEY ACKNOWLEDGE AND AGREE THAT THE VESTING OF THESE RSUS IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED OR BEING GRANTED THESE RSUS WILL NOT RESULT IN VESTING. (b) THEY FURTHER ACKNOWLEDGE AND AGREE THAT THESE RSUS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH their RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE their RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS. (c) The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that they are not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement. (d) The Participant agrees that the Company’s delivery of any documents related to the Plan or these RSUs (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to them may be made by electronic delivery, which may include but does not necessarily include the delivery of a link to a Company intranet or to the Internet site of a third party involved in administering the Plan, the delivery of the document via email, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that they may receive from the Company a paper copy of any documents that were delivered electronically at no cost to them by contacting the Company by telephone or in writing. The Participant may revoke their consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that they are not required to consent to electronic delivery of documents. (e) The Participant may deliver any documents related to the Plan or these RSUs to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but they must provide the Company or any designated third party administrator with a paper copy of any documents if their attempted electronic delivery of such documents fails. (f) The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Awards under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations. (g) The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.

8 (h) The Participant agrees that the grant of these RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past. (i) The Participant agrees that any decisions regarding future Awards will be in the Company’s sole discretion. (j) The Participant agrees that they are voluntarily participating in the Plan. (k) The Participant agrees that these RSUs and any Shares acquired under these RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation. (l) The Participant agrees that these RSUs, any Shares acquired under these RSUs, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments. (m) The Participant agrees that the future value of the Shares underlying these RSUs is unknown, indeterminable, and cannot be predicted with certainty. (n) The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of these RSUs or of any amounts due to them from the payment of these RSUs or the subsequent sale of any Shares acquired upon such payment. (o) Unless otherwise provided in the Plan or by the Administrator in its discretion, the RSUs and the benefits evidenced in this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares. (p) The Participant agrees that they have no claim or entitlement to compensation or damages from any forfeiture of these RSUs resulting from the termination of their status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where they are a Service Provider or the terms of their service agreement, if any). 10. Data Privacy. (a) The Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of their personal data as described in this Agreement and any other Award materials (“Data”) by and among, as applicable, the Employer(s), the Company and any member of the Company Group for the exclusive purpose of implementing, administering, and managing their participation in the Plan.

9 (b) The Participant understands that the Company and the Employer(s) may hold certain personal information about them, including, but not limited to, their name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in their favor, for the exclusive purpose of implementing, administering, and managing the Plan. (c) The Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than their country. The Participant understands that if they reside outside the United States, they may request a list with the names and addresses of any potential recipients of the Data by contacting their local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing their participation in the Plan. (d) The Participant understands that Data will be held only as long as is necessary to implement, administer and manage their participation in the Plan. The Participant understands that if they reside in certain jurisdictions outside the United States, to the extent required by Applicable Laws, they may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these RSUs, in any case without cost, by contacting in writing their local human resources representative. Further, the Participant understands that they are providing these consents on a purely voluntary basis. If the Participant does not consent or if they later seek to revoke their consent, their engagement as a Service Provider with the Employer(s) will not be adversely affected; the only consequence of refusing or withdrawing their consent is that the Company will not be able to grant them awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing their consent may affect their ability to participate in the Plan (including the right to retain these RSUs). The Participant understands that they may contact their local human resources representative for more information on the consequences of their refusal to consent or withdrawal of consent. 11. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that they may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and the Participant’s country of residence, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such time as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The

10 Participant should keep in mind third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with their personal legal advisor on this matter. 12. Foreign Asset/Account Reporting Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in their country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of their participation in the Plan to their country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that they are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. The Participant further understands that they should consult the Participant's personal tax and legal advisors, as applicable on these matters. 13. Miscellaneous. (a) Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Sonder Holdings Inc., 500 E 84th Ave., Suite A-10, Thornton, CO, 80229, USA until the Company designates another address in writing. (b) Non-Transferability of RSUs. These RSUs may not be transferred other than by will or the applicable laws of descent or distribution. (c) Binding Agreement. If any RSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement. (d) Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any U.S. or non-U.S. federal, state or local law the tax Code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. If any such listing, registration, qualification, rule compliance, clearance, consent or approval has not been completed by the applicable Settlement Deadline with respect to a Restricted Stock Unit in a manner that would allow it to be settled by the applicable Settlement Deadline, such Restricted Stock Unit will be forfeited as of immediately following the Settlement Deadline for no consideration and at no cost to the Company. Subject to the terms of this Agreement and the Plan, the Company shall not be

11 required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of a Restricted Stock Unit as the Administrator may establish from time to time for reasons of administrative convenience and any such certificate may be in book entry form. (e) Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. (f) Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement. (g) Non-U.S. Appendix. These RSUs are subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to them to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons. (h) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing; provided, however, that no such imposition of other requirements shall occur or be effective unless such imposition would result in these RSUs remaining exempt or excepted from the requirements of Code Section 409A pursuant to the “short-term deferral” exception or another exception or exemption under Code Section 409A, or otherwise complying with Code Section 409A, in each case such that none of this Agreement, the RSUs provided under this Agreement, or Shares, cash or other property issuable hereunder will be subject to the additional tax imposed under Code Section 409A. (i) Choice of Law; Choice of Forum. The Plan, this Agreement, these RSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant's acceptance of these RSUs is their consent to the jurisdiction of the State of Delaware and their agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where they are performing services. (j) Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that they are not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, but subject to Section 13(h), the Administrator may, without the consent

12 of the Participant, modify this Agreement in any of the following manners: (a) take any action permitted by Section 4 of this Agreement, including to waive or decrease, in whole or in part, some or all of the requirements required for vesting of all or a portion of the unvested RSUs; or (b) waive or decrease some or all of the requirements for settlement of RSUs. The Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these RSUs, or to comply with other Applicable Laws. (k) Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by them. (l) Language. The Participant acknowledges that the Participant is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms of this Agreement. If the Participant has received this Agreement, or any other document related to these RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

EXHIBIT B APPENDIX TO RESTRICTED STOCK UNIT AGREEMENT Terms and Conditions This Appendix to Restricted Stock Unit Agreement (the “Appendix”) includes additional terms and conditions that govern these RSUs granted to the Participant under the Plan if they reside and/or works in one of the countries listed below on the Grant Date or they move to one of the listed countries. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan and the Agreement. If the Participant is a citizen or resident of a country (or if the Participant is considered as such for local law purposes) other than the one in which the Participant is currently residing and/or working, or if the Participant transfers to another country after being granted the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant. Notifications This Appendix may also include information regarding securities laws, exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of [DATE]. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in or sells the Shares acquired under the Plan. In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure them of a particular result. The Participant is advised to seek appropriate professional advice as to how the relevant laws in their country may apply to their situation. Finally, if the Participant is a citizen or resident of a country other than the one in which they are currently residing and/or working, transfers employment after these RSUs are granted, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to them, and the Administrator will determine to what extent the terms and conditions in this Appendix apply. Countries [To Come]